EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-214217, 333-206712, 333-200997, 333-226499, and 333-273799) on Form S-8 and registration statement (No. 333-262935) on Form S-3ASR of our reports dated February 22, 2024, with respect to the consolidated financial statements of Restaurant Brands International Inc. and the effectiveness of internal control over financial reporting.

(signed) KPMG LLP

Miami, Florida
February 22, 2024